UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2006

HOMASSIST CORPORATION

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-124405
(Commission File Number)

98-0434357
(IRS Employer Identification No.)

107-1520 McCallum Rd Suite# 29, Abbotsford, British Columbia, Canada, V2S 8B2

 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (604) 313-5410

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

5.02 (b) The following directors and officers have resigned as detailed below:

On September 29, 2006, the Issuer received the resignations of Marie Legere as Director and Secretary-Treasurer and Barbara Certzke as Director of the Issuer.

5.02 (c) The following directors and officers were appointed as detailed below:

On September 29, 2006, Mr. Ernest Cheung was elected to the Board of Directors and Secretary-Treasurer of the Issuer.   Mr. Cheung received a Bachelors Degree in Math in 1973 from the University of Waterloo, Waterloo, Ontario.  He received an MBA from Queen's University, Kingston, Ontario, in 1975.  Mr. Cheung has been President of Archer Pacific Management Inc., a private company since December 2004.  From May 1995 to December 2004, Mr. Cheung has been President of Richco Investors, Inc., a company which provides capital market services.  From 1991 to 1993, Mr. Cheung was Vice-President of Midland Walwyn Capital, Inc. of Toronto, Canada, later known as Merrill Lynch Canada.

Mr. Cheung currently serves as Secretary and Director for China Media1 Corp. and China Mobility Corp., both of which are reporting issuers on the OTCBB.

On September 29, 2006, Mr. Danny C. Hon was appointed as a Director of the Issuer. Mr. Hon is presently a partner of Hon & Wong, Certified General Accountants and has been a partner since 1996.    Mr. Hon is a Certified General Accountant who has over 20 years of experience in accounting and finance experience.  Mr. Hon has been an Associate member of The Certified General Accountants Association of Canada since 1994 as well as a Certified Financial Planner since 1998.  Mr. Hon has been a Fellow member of The Association of Chartered Certified Accountants of United Kingdom since 1992 and The Hong Kong Institute of Certified Public Accountants since 1999.  Mr. Hon received his Master of Science in Administration from Central Michigan University of USA in 2000.

Mr. Hon also serves as Chief Financial Officer for Maxy Gold Corp. (MXD.V), a reporting issuer on the TSX Venture Exchange on a part time basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMASSIST CORPORATION

By:       /s/ Irene Braham

Name:  Irene Braham

Title:    President, Chief Executive Officer

Date:    October 2, 2006

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